UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2016

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On March 2, 2016, Mangrove Partners Master Fund, Ltd. (“Mangrove Partners”) filed a Schedule 13D , stating that:

“…representatives of Mangrove Partners requested the Issuer to allow them to speak with the independent directors of the Issuer in order to, among other things, allow Mangrove Partners to evaluate the independent directors and come to a determination as to how to vote at the Annual Meeting. The Issuer refused to allow Mangrove Partners’ representatives to speak with the independent directors.”

While the Company is committed to open dialogue with its investors, it is also committed to ensuring full compliance with all legal requirements applicable to it, including, specifically in this case, Securities and Exchange Commission Regulation Fair Disclosure (“Regulation FD”). The Company is concerned that oral one on one interviews with individual directors could result in potential violations of Regulation FD. To ensure that Mangrove Partners could obtain the information it believed it needed, while ensuring that all investors had the same information, the Company invited Mangrove Partners to submit written questions, so that the Directors could respond through the filing of an 8-K and thereby ensure all investors had the same information in a timely manner. This offer was refused by Mangrove Partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: March 3, 2016	By:	/s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer